Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Christopher M. Jakubik (Investors)
	+1-847-646-4538	+1-847-646-5494
	news@kraftfoods.com	ir@kraftfoods.com

KRAFT FOODS REPORTS STRONG Q2 RESULTS, RAISES 2011 GUIDANCE

•	Net revenues grew 13.3% to $13.9 billion; Organic Net Revenues[1] up 7.1%

•	Operating income grew 6.2%; Underlying Operating Income[1] grew 4.4%

•	Diluted EPS was $0.55; Operating EPS[1] was $0.62

•	Company increased outlook for 2011 Organic Net Revenue growth to at least 5% and Operating EPS to at least $2.25

NORTHFIELD, Ill. – Aug. 4, 2011 – Kraft Foods Inc. (NYSE: KFT) today reported strong second quarter revenue growth in each geography. This strong top-line increase, coupled with aggressive cost management, also fueled solid operating income growth.

“Our second quarter results reflect the benefits of our virtuous cycle,” said Irene Rosenfeld, Chairman and CEO. “Consumers are responding well to our investments in marketing and innovation, and our focus on End-to-End Cost Management is paying off. As a result, we’re successfully managing higher input costs through pricing and productivity and we’re well-positioned to continue our momentum and take the next step in our transformation.”

Net revenues for the second quarter were $13.9 billion, up 13.3 percent, including a 2.1 percentage point benefit from accounting calendar changes2. Organic Net Revenues grew 7.1 percent, driven by robust growth in all geographies. Pricing, which accounted for 5.5 percentage points of growth, was up strongly in each geography as pricing actions announced earlier in the year continued to be implemented. Market share performance was solid despite the company’s pricing actions. Volume/mix contributed 1.6 percentage points to growth, including an approximately 1.5 percentage point benefit from the shift of Easter-related shipments into the quarter.

Operating income was $1.8 billion, and operating income margin was 13.0 percent. Underlying Operating Income, which excludes acquisition-related3 and Integration Program4

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[2]	In the second quarter of 2011, Kraft Foods changed the consolidation date for certain operations of its Europe and Developing Markets segments, resulting in favorable impacts to net revenues of approximately $360 million (or $316 million excluding the effect of foreign currency) and to operating income of approximately $50 million (or $44 million excluding the effect of foreign currency).
[3]	Acquisition-related costs include transaction advisory fees, UK stamp taxes, and the impact of the Cadbury inventory revaluation.
[4]	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.

costs, grew 4.4 percent to $1.9 billion. Pricing essentially offset the impact of higher raw material costs, excluding the unrealized losses on hedging activities. The increase in Underlying Operating Income1 was driven by the impact of favorable currency, volume/mix gains, lower overheads and the benefit of accounting calendar changes. Unrealized losses on hedging activities and the impact from the Starbucks CPG business5 tempered income growth in the quarter. Underlying Operating Income margin declined 120 basis points from peak levels in the prior year quarter to 14.0 percent, essentially due to the negative impact of pricing on the margin calculation.

Diluted earnings per share were $0.55. Operating EPS1 increased 3.3 percent to $0.62, driven primarily by currency and operating gains (including the benefit from accounting calendar changes), partially offset by unrealized losses from hedging activities.

Pricing and Focused Investments Drove North America’s Performance

Broad-based pricing and focused investments in Power Brands and new products drove strong revenue growth and solid operating income performance in Kraft Foods North America.

Net revenues increased 2.5 percent. Organic Net Revenues1 increased 4.0 percent, led by higher pricing across each business segment. Higher pricing was partially offset by lower volume/mix, including an Easter shift benefit of approximately 1.5 percentage points, which was consistent with the company’s expectations. Power Brands grew approximately 4 percent.

Segment operating income declined 4.0 percent, including a negative 3.1 percentage point impact from the Starbucks CPG business and a 0.6 percentage point impact from Integration Program costs. Excluding these factors, segment operating income was essentially flat versus peak profitability levels in the prior year quarter. This performance reflected the benefits of pricing and lower SG&A offsetting higher raw material costs and lower volume/mix.

Strong Revenue and Operating Income Growth Continued in Europe

Kraft Foods Europe continued to generate strong top- and bottom-line momentum in the quarter.

Net revenues increased 26.2 percent, including a favorable 6.3 percentage point impact from accounting calendar changes. Organic Net Revenues increased 6.4 percent,

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[5]

Effective March 1, 2011, Starbucks unilaterally took control of the sale and distribution of the packaged coffee business in grocery stores and other channels by terminating its agreements with Kraft Foods and in a manner that Kraft Foods believes violates the terms of those agreements.

including an approximately 2.5 percentage point benefit from the Easter shift. Power Brands grew nearly 8 percent.

Segment operating income increased 23.9 percent. Currency added 12.5 percentage points to growth, and was partially offset by a negative 4.6 percentage point impact from Integration Program costs. Excluding these factors, the strong increase in segment operating income was driven by lower SG&A and the benefit of accounting calendar changes, while pricing and productivity fully offset the increase in raw material costs in the quarter.

Strong Broad-Based Growth in Developing Markets

Kraft Foods Developing Markets drove strong top- and bottom-line growth across each region.

Net revenues increased 22.3 percent, including a favorable 2.3 percentage point impact from accounting calendar changes. Organic Net Revenues1 grew 13.5 percent, driven by strong volume/mix growth and favorable pricing. Power Brands grew nearly 20 percent. The Easter shift benefited growth by approximately 0.5 percentage points. The Latin America and Asia Pacific regions each grew double-digits, while the CEEMA6 region grew nearly 10 percent behind improving economic conditions.

Segment operating income increased 20.7 percent, including a favorable 17.2 percentage point impact from currency and a negative 4.1 percentage points from Integration Program and acquisition-related costs. Excluding these factors, the increase in segment operating income was driven by higher pricing and volume/mix gains, partially offset by higher input costs, a double-digit increase in advertising and consumer support and higher overheads.

OUTLOOK

The company increased its expectations for organic net revenue growth from at least 4 percent to at least 5 percent, and Operating EPS from at least $2.20 to at least $2.25.

“We’ve raised our 2011 guidance to reflect our strong operating results and favorable currency through the first half,” said David Brearton, Executive Vice President and CFO. “Despite rising input costs and a volatile economic environment, aggressive cost management coupled with strong revenue growth gives us confidence that we will deliver top-tier performance for the year.”

[1]	Please see discussion of Non-GAAP Financial Measures at the end of this press release.
[6]	Central and Eastern Europe, Middle East and Africa

CONFERENCE CALL

In a separate news release issued today, Kraft Foods announced that its Board of Directors intends to create two independent public companies: A high-growth global snacks business and a high-margin North American grocery business. The company will host a conference call for investors to discuss this transaction and to review its second quarter results at 8 a.m. EDT today. Access to a live audio webcast with accompanying slides is available at www.kraftfoodscompany.com, and a replay of the event will also be available on the company’s website.

ABOUT KRAFT FOODS

Northfield, Ill.-based Kraft Foods Inc. (NYSE: KFT) is a global snacks powerhouse with an unrivaled portfolio of brands people love. Proudly marketing delicious biscuits, confectionery, beverages, cheese, grocery products and convenient meals in approximately 170 countries, Kraft Foods had 2010 revenue of $49.2 billion, more than half of which was earned outside North America. Twelve of the company’s iconic brands – including Cadbury, Jacobs, Kraft, LU, Maxwell House, Milka, Nabisco, Oreo, Oscar Mayer, Philadelphia, Trident and Tang – generate revenue of more than $1 billion annually, and 40 have been loved for more than a century. A leader in innovation, marketing, health & wellness and sustainability, Kraft Foods is a member of the Dow Jones Industrial Average, Standard & Poor’s 500, Dow Jones Sustainability Index and Ethibel Sustainability Index. For more information, visit www.kraftfoodscompany.com and www.facebook.com/kraftfoodscorporate.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “believe,” continue,” “expect,” “will,” and similar expressions are intended to identify our forward-looking statements, including but not limited to, our outlook for Organic Net Revenue growth and Operating EPS; our momentum and the next step in our transformation; Starbucks’ actions; our Outlook, including, continued cost management and strong revenue growth; and our intention to create two independent companies. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those indicated in our forward-looking statements. Such factors include, but are not limited to, continued volatility of and increases in input costs, pricing actions, increased competition, continued consumer weakness, weakness in economic conditions and tax law changes. Please also see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

NON-GAAP FINANCIAL MEASURES

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The company’s top-line measure is organic net revenues, which excludes the impacts of acquisitions, divestitures (including the Starbucks CPG business), currency and accounting calendar changes. The company uses organic net revenues and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects revenues on a going-forward basis and provides improved comparability of results because it excludes the volatility of currency, and the one-time impacts of acquisitions, divestitures and accounting calendar changes from net revenues.

The company uses underlying operating income, which is defined as operating income excluding costs related to: the Integration Program; and acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation. The company uses underlying operating income and corresponding ratios as non-GAAP financial measures. Management believes this measure better reflects operating income on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition from operating income.

The company uses Operating EPS, which is defined as diluted EPS attributable to Kraft Foods from continuing operations excluding costs related to: the Integration Program; acquisition-related costs, including transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation; acquisition-related financing fees; and the impact of a deferred tax charge resulting from the recently enacted U.S. health care legislation. Management believes this measure better reflects earnings per share on a going-forward basis and provides improved comparability of results because it excludes certain impacts related to the Cadbury acquisition and other one-time impacts from earnings per share.

See the attached schedules for supplemental financial data and corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures for the three and six months ended June 30, 2011 and 2010. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the company is using may differ from non-GAAP measures used by other companies. Because GAAP financial measures on a forward-looking basis are neither accessible nor deemed to be significantly different from the non-GAAP financial measures, and reconciling information is not available without unreasonable effort, with regard to the non-GAAP financial measures in the company’s Outlook, the company has not provided that information.

SEGMENT OPERATING INCOME

Management uses segment operating income to evaluate segment performance and allocate resources. The company believes it is appropriate to disclose this measure to help investors analyze segment performance and trends. Segment operating income excludes unrealized gains and losses on hedging activities (which are a component of cost of sales), certain components of its U.S. pension plan cost (which is a component of cost of sales and marketing, administration and research costs), general corporate expenses (which are a component of marketing, administration and research costs) and amortization of intangibles for all periods presented. The company centrally manages pension plan funding decisions and determination of discount rate, expected rate of return on plan assets and other actuarial assumptions. Therefore, the company allocates only the service cost component of its U.S. pension plan expense to segment operating income. The company excludes the unrealized gains and losses on hedging activities from segment operating income to provide better transparency of its segment operating results. Once realized, the company records the gains and losses on hedging activities within segment operating results. Accordingly, the company does not present these items by segment because they are excluded from the segment profitability measure that management reviews.

# # #

Schedule 1

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Three Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$13,878	$12,253	13.3%

Cost of sales	9,007	7,559	(19.2)%

Gross profit	4,871	4,694	3.8%
Gross profit margin	35.1%	38.3%

Selling, general and administrative expenses	3,008	2,933	(2.6)%

Amortization of intangibles	57	60	5.0%

Operating income	1,806	1,701	6.2%
Operating income margin	13.0%	13.9%

Interest and other expense, net	441	439	(0.5)%

Earnings from continuing operations before income taxes	1,365	1,262	8.2%

Provision for income taxes	389	323	(20.4)%
Effective tax rate	28.5%	25.6%

Earnings from continuing operations	$976	$939	3.9%

Earnings from discontinued operations, net of income taxes	—	—	—

Net earnings	$976	$939	3.9%

Noncontrolling interest	—	2	100.0%

Net earnings attributable to Kraft Foods	$976	$937	4.2%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$0.55	$0.54	1.9%
- Discontinued operations	—	—	—

- Net earnings attributable to Kraft Foods	$0.55	$0.54	1.9%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$0.55	$0.53	3.8%
- Discontinued operations	—	—	—

- Net earnings attributable to Kraft Foods	$0.55	$0.53	3.8%

Average shares outstanding:
Basic	1,764	1,747	(1.0)%
Diluted	1,771	1,752	(1.1)%

Schedule 2

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Three Months Ended June 30,

($ in millions) (Unaudited)

						% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2011
U.S. Beverages	$779	$—	$—	$—	$779	(12.1)%	2.2%	(5.0	)pp	7.2	pp
U.S. Cheese	875	—	—	—	875	9.8%	10.3%	1.1		9.2
U.S. Convenient Meals	881	—	—	—	881	5.0%	5.0%	(1.0)		6.0
U.S. Grocery	973	—	—	—	973	5.4%	5.4%	(0.1)		5.5
U.S. Snacks	1,510	—	—	—	1,510	(0.4)%	(0.4)%	(3.0)		2.6
Canada & N.A. Foodservice	1,300	—	—	(51)	1,249	8.3%	4.5%	(0.6)		5.1

Kraft Foods North America	$6,318	$—	$—	$(51)	$6,267	2.5%	4.0%	(1.5)		5.5

Kraft Foods Europe	3,525	—	(226)	(376)	2,923	26.2%	6.4%	0.8		5.6
Kraft Foods Developing Markets	4,035	—	(90)	(260)	3,685	22.3%	13.5%	8.1		5.4

Kraft Foods	$13,878	$—	$(316)	$(687)	$12,875	13.3%	7.1%	1.6	pp	5.5	pp

2010
U.S. Beverages	$886	$(124)	$—	$—	$762
U.S. Cheese	797	(4)	—	—	793
U.S. Convenient Meals	839	—	—	—	839
U.S. Grocery	923	—	—	—	923
U.S. Snacks	1,516	—	—	—	1,516
Canada & N.A. Foodservice	1,200	(5)	—	—	1,195

Kraft Foods North America	$6,161	$(133)	$—	$—	$6,028

Kraft Foods Europe	2,793	—	(45)	—	2,748
Kraft Foods Developing Markets	3,299	(38)	(14)	—	3,247

Kraft Foods	$12,253	$(171)	$(59)	$—	$12,023

(1)	Impact of divestitures includes Starbucks CPG business.

Schedule 3

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Three Months Ended June 30,

($ in millions) (Unaudited)

		2010 Impacts				2011 Impacts
	2010 Operating Income - As Reported (GAAP)	Acquisition- Related Costs (1)	Integration Program Costs (2)	Impact of Divestitures (3)	Impact of Accounting Calendar Changes	Integration Program Costs (2)	Impact of Accounting Calendar Changes	Impact of Currency	Operations	2011 Operating Income - As Reported (GAAP)	% Change
Segment Operating Income:
U.S. Beverages	$178	$—	$—	$(36)	$—	$—	$—	$—	$(4)	$138	(22.5)%
U.S. Cheese	136	—	—	—	—	—	—	—	7	143	5.1%
U.S. Convenient Meals	101	—	—	—	—	—	—	—	(2)	99	(2.0)%
U.S. Grocery	357	—	—	—	—	—	—	—	22	379	6.2%
U.S. Snacks	240	—	5	—	—	(8)	—	—	(45)	192	(20.0)%
Canada & N.A. Foodservice	175	—	2	(1)	—	(6)	—	11	7	188	7.4%

Kraft Foods North America	$1,187	$—	$7	$(37)	$—	$(14)	$—	$11	$(15)	$1,139	(4.0)%

Kraft Foods Europe	335	—	33	—	(8)	(58)	34	46	33	415	23.9%
Kraft Foods Developing Markets	429	(2)	32	(2)	(2)	(55)	10	79	29	518	20.7%
Unrealized G/(L) on Hedging Activities	22	—	—	—	—	—	—	—	(122)	(100)
HQ Pension	(25)	—	—	—	—	—	—	—	(19)	(44)
General Corporate Expenses	(187)	12	77	—	—	(9)	—	(3)	45	(65)
Amortization of Intangibles	(60)	—	—	—	—	—	—	(6)	9	(57)

Kraft Foods	$1,701	$10	$149	$(39)	$(10)	$(136)	$44	$127	$(40)	$1,806	6.2%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(3)	Impact of divestitures includes Starbucks CPG business.

Schedule 4

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Three Months Ended June 30,

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Underlying (Non-GAAP)
2011
Net Revenues	$13,878	$—	$—	$13,878
Operating Income	$1,806	$136	$—	$1,942
Operating Income Margin	13.0%			14.0%

2010
Net Revenues	$12,253	$—	$—	$12,253
Operating Income	$1,701	$149	$10	$1,860
Operating Income Margin	13.9%			15.2%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.

Schedule 5

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Three Months Ended June 30, 2010 (GAAP)	$0.53
Earnings and gain from discontinued operations, net of income taxes	—

Diluted EPS Attributable to Kraft Foods from continuing operations for the Three Months Ended June 30, 2010 (GAAP)	0.53

Acquisition-related costs (1)	0.01

Integration Program costs (2)	0.06

Operating EPS for the Three Months Ended June 30, 2010 (Non-GAAP)	0.60

Increases in operations	0.03

Increase in operating income from accounting calendar changes	0.01

Decrease in operating income from divestitures (including Starbucks CPG business)	(0.01)

Change in unrealized gains/losses on hedging activities	(0.05)

Favorable foreign currency	0.05

Changes in taxes	(0.01)

Higher interest and other expense, net (3)	—

Higher shares outstanding	—

Operating EPS for the Three Months Ended June 30, 2011 (Non-GAAP)	0.62	3.3%
Integration Program costs (2)	(0.07)

Diluted EPS Attributable to Kraft Foods for the Three Months Ended June 30, 2011 (GAAP)	$0.55	3.8%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $136 million, or $120 million after-tax including certain tax costs associated with the integration of Cadbury, for the three months ended June 30, 2011, as compared to $149 million, or $108 million after-tax for the three months ended June 30, 2010.

(3)	Excludes impacts of acquisition-related interest and other expense, net.

Schedule 6

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings

For the Six Months Ended June 30,

(in millions of dollars, except per share data) (Unaudited)

	As Reported (GAAP)
	2011	2010	% Change Fav / (Unfav)
Net revenues	$26,451	$23,571	12.2%

Cost of sales	16,944	14,788	(14.6)%

Gross profit	9,507	8,783	8.2%
Gross profit margin	35.9%	37.3%

Selling, general and administrative expenses	5,941	5,783	(2.7)%

Amortization of intangibles	114	93	(22.6)%

Operating income	3,452	2,907	18.7%
Operating income margin	13.1%	12.3%

Interest and other expense, net	887	1,063	16.6%

Earnings from continuing operations before income taxes	2,565	1,844	39.1%

Provision for income taxes	787	656	(20.0)%
Effective tax rate	30.7%	35.6%

Earnings from continuing operations	$1,778	$1,188	49.7%

Earnings from discontinued operations, net of income taxes	—	48	(100.0)%

Gain on divestiture of discontinued operations, net of income taxes	—	1,596	(100.0)%

Net earnings	$1,778	$2,832	(37.2)%

Noncontrolling interest	3	12	75.0%

Net earnings attributable to Kraft Foods	$1,775	$2,820	(37.1)%

Per share data:
Basic earnings per share attributable to Kraft Foods:
- Continuing operations	$1.01	$0.70	44.3%
- Discontinued operations	—	0.98	(100.0)%

- Net earnings attributable to Kraft Foods	$1.01	$1.68	(39.9)%

Diluted earnings per share attributable to Kraft Foods:
- Continuing operations	$1.01	$0.70	44.3%
- Discontinued operations	—	0.97	(100.0)%

- Net earnings attributable to Kraft Foods	$1.01	$1.67	(39.5)%

Average shares outstanding:
Basic	1,759	1,681	(4.6)%
Diluted	1,766	1,686	(4.7)%

Schedule 7

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Net Revenues

For the Six Months Ended June 30,

($ in millions) (Unaudited)

							% Change		Organic Growth Drivers
	As Reported (GAAP)	Impact of Divestitures (1)	Impact of Acquisitions (2)	Impact of Accounting Calendar Changes	Impact of Currency	Organic (Non-GAAP)	As Reported (GAAP)	Organic (Non-GAAP)	Vol / Mix		Price
2011
U.S. Beverages	$1,600	$(87)	$—	$—	$—	$1,513	(6.3)%	3.1%	(3.2	)pp	6.3	pp
U.S. Cheese	1,749	—	—	—	—	1,749	6.5%	7.1%	1.4		5.7
U.S. Convenient Meals	1,673	—	—	—	—	1,673	4.0%	4.0%	(1.3)		5.3
U.S. Grocery	1,767	—	—	—	—	1,767	1.6%	1.6%	(3.3)		4.9
U.S. Snacks	3,002	—	(76)	—	—	2,926	3.2%	0.6%	(1.0)		1.6
Canada & N.A. Foodservice	2,463	(4)	(41)	—	(92)	2,326	9.8%	4.1%	(1.0)		5.1

Kraft Foods North America	$12,254	$(91)	$(117)	$—	$(92)	$11,954	3.4%	3.1%	(1.3)		4.4

Kraft Foods Europe	6,541	—	(201)	(226)	(364)	5,750	18.9%	5.4%	1.4		4.0
Kraft Foods Developing Markets	7,656	—	(379)	(90)	(352)	6,835	23.1%	11.6%	6.2		5.4

Kraft Foods	$26,451	$(91)	$(697)	$(316)	$(808)	$24,539	12.2%	5.9%	1.3	pp	4.6	pp

2010
U.S. Beverages	$1,707	$(239)	$—	$—	$—	$1,468
U.S. Cheese	1,642	(9)	—	—	—	1,633
U.S. Convenient Meals	1,609	—	—	—	—	1,609
U.S. Grocery	1,739	—	—	—	—	1,739
U.S. Snacks	2,908	—	—	—	—	2,908
Canada & N.A. Foodservice	2,244	(10)	—	—	—	2,234

Kraft Foods North America	$11,849	$(258)	$—	$—	$—	$11,591

Kraft Foods Europe	5,502	—	—	(45)	—	5,457
Kraft Foods Developing Markets	6,220	(80)	—	(18)	—	6,122

Kraft Foods	$23,571	$(338)	$—	$(63)	$—	$23,170

(1)	Impact of divestitures includes Starbucks CPG business.
(2)	Impact of acquisitions reflects the incremental January 2011 operating results from our Cadbury acquisition.

Schedule 8

Kraft Foods Inc. and Subsidiaries

Operating Income by Reportable Segments

For the Six Months Ended June 30,

($ in millions) (Unaudited)

	2010 Operating Income - As Reported (GAAP)	2010 Impacts				2011 Impacts						2011 Operating Income - As Reported (GAAP)	% Change
		Acquisition- Related Costs (1)	Integration Program Costs (2)	Impact of Dives- titures (3)	Impact of Accounting Calendar Changes	Impact of Acqui- sitions (4)	Integration Program Costs (2)	Impact of Dives- titures (3)	Impact of Accounting Calendar Changes	Impact of Currency	Opera- tions
Segment Operating Income:
U.S. Beverages	$350	$—	$—	$(68)	$—	$—	$—	$13	$—	$—	$4	$299	(14.6)%
U.S. Cheese	270	—	—	(1)	—	—	—	—	—	—	8	277	2.6%
U.S. Convenient Meals	185	—	—	—	—	—	—	—	—	—	19	204	10.3%
U.S. Grocery	643	—	—	—	—	—	—	—	—	—	28	671	4.4%
U.S. Snacks	447	5	3	—	—	12	(15)	—	—	—	(67)	385	(13.9)%
Canada & N.A. Foodservice	275	2	3	(1)	—	14	(7)	2	—	18	33	339	23.3%

Kraft Foods North America	$2,170	$7	$6	$(70)	$—	$26	$(22)	$15	$—	$18	$25	$2,175	0.2%

Kraft Foods Europe	624	23	34	—	(8)	24	(109)	—	34	50	51	723	15.9%
Kraft Foods Developing Markets	788	25	32	(3)	(2)	53	(90)	—	10	73	37	923	17.1%
Unrealized G/(L) on Hedging Activities	(16)	—	—	—	—	18	—	—	—	—	(40)	(38)
HQ Pension	(81)	—	—	—	—	—	—	—	—	—	(5)	(86)
General Corporate Expenses	(485)	215	120	—	—	(2)	(19)	—	—	(3)	43	(131)
Amortization of Intangibles	(93)	—	—	—	—	(18)	—	—	—	(6)	3	(114)

Kraft Foods	$2,907	$270	$192	$(73)	$(10)	$101	$(240)	$15	$44	$132	$114	$3,452	18.7%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(3)	Impact of divestitures includes Starbucks CPG business.
(4)	Impact of acquistions reflects the incremental January 2011 operating results from our Cadbury acquisition.

Schedule 9

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Operating Income

For the Six Months Ended June 30,

(in millions) (Unaudited)

	As Reported (GAAP)	Integration Program Costs (1)	Acquisition-Related Costs (2)	Underlying (Non-GAAP)
2011
Net Revenues	$26,451	$—	$—	$26,451
Operating Income	$3,452	$240	$—	$3,692
Operating Income Margin	13.1%			14.0%

2010
Net Revenues	$23,571	$—	$—	$23,571
Operating Income	$2,907	$192	$270	$3,369
Operating Income Margin	12.3%			14.3%

(1)	Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition.
(2)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.

Schedule 10

Kraft Foods Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Information

Diluted EPS

(Unaudited)

	Diluted EPS	% Growth
Diluted EPS Attributable to Kraft Foods for the Six Months Ended June 30, 2010 (GAAP)	$1.67
Earnings and gain from discontinued operations, net of income taxes	0.97

Diluted EPS Attributable to Kraft Foods from continuing operations for the Six Months Ended June 30, 2010 (GAAP)	0.70

Acquisition-related costs (1)	0.14

Acquisition-related interest and other expenses, net (2)	0.10

Integration Program costs (3)	0.08

U.S. health care legislation impact on deferred taxes (4)	0.08

Operating EPS for the Six Months Ended June 30, 2010 (Non-GAAP)	1.10

Increases in operations	0.06

Increases from operations from the Cadbury acquisition (5)	0.04

Increase in operating income from accounting calendar changes	0.01

Decrease in operating income from divestitures (including Starbucks CPG business)	(0.02)

Change in unrealized losses on hedging activities	(0.01)

Favorable foreign currency	0.05

Changes in taxes (6)	(0.01)

Higher interest and other expense, net (7)	(0.03)

Higher shares outstanding	(0.05)

Operating EPS for the Six Months Ended June 30, 2011 (Non-GAAP)	1.14	3.6%
Integration Program costs (3)	(0.13)

Diluted EPS Attributable to Kraft Foods for the Six Months Ended June 30, 2011 (GAAP)	$1.01	(39.5)%

(1)	Acquisition-related costs include transaction advisory fees, U.K. stamp taxes and the impact of the Cadbury inventory revaluation.
(2)	Acquisition-related interest and other expenses, net includes hedging and foreign currency impacts associated with the Cadbury acquisition and other fees associated with the Cadbury bridge facility.
(3)

Integration Program costs are defined as the costs associated with combining the Kraft Foods and Cadbury businesses, and are separate from those costs associated with the acquisition. Integration Program costs were $240 million, or $234 million after-tax including certain tax costs associated with the integration of Cadbury, for the six months ended June 30, 2011, as compared to $192 million, or $138 million after-tax for the six months ended June 30, 2010.

(4)	Reflects the impact of a deferred tax charge resulting from U.S. health care legislation enacted in March 2010.
(5)	Reflects the incremental January 2011 operating results from our Cadbury acquisition.
(6)	Excludes the impacts of the 2010 U.S. health care legislation impact on deferred taxes.
(7)	Excludes impacts of acquisition-related interest and other expense, net.

Schedule 11

Kraft Foods Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in millions) (Unaudited)

	June 30, 2011	December 31, 2010 (1)	June 30, 2010 (2)

ASSETS
Cash and cash equivalents	$2,267	$2,481	$2,854
Receivables, net	6,830	6,539	5,613
Inventories, net	6,414	5,310	5,167
Other current assets	1,985	1,891	1,582
Property, plant and equipment, net	14,216	13,792	12,974
Goodwill	39,063	37,856	36,539
Intangible assets, net	26,509	25,963	25,415
Other assets	1,743	1,457	1,914

TOTAL ASSETS	$99,027	$95,289	$92,058

LIABILITIES AND EQUITY
Short-term borrowings	$1,242	$750	$291
Current portion of long-term debt	4,918	1,115	636
Accounts payable	5,308	5,409	4,906
Other current liabilities	8,812	8,619	8,120
Long-term debt	23,420	26,859	29,108
Deferred income taxes	7,993	7,984	7,688
Accrued pension costs	1,836	2,382	2,488
Accrued postretirement health care costs	3,001	3,046	2,898
Other liabilities	3,386	3,183	2,613

TOTAL LIABILITIES	59,916	59,347	58,748

TOTAL EQUITY	39,111	35,942	33,310

TOTAL LIABILITIES AND EQUITY	$99,027	$95,289	$92,058

(1)	Certain revisions were made to conform with the current-year presentation.
(2)	As revised to reflect purchase price allocation changes from the Cadbury acquisition.